Exhibit 99.1

RYVYL Appoints George Oliva as Chief Financial Officer

SAN DIEGO, CA, October 19, 2023 -- RYVYL Inc. (NASDAQ: RVYL) ("RYVYL" or the "Company"), a leading innovator of payment transaction solutions leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, today announced that it has appointed George Oliva as Chief Financial Officer of the Company, replacing former Interim Chief Financial Officer, Gene Jones.

George Oliva has over 30 years of experience as a senior finance professional, with a background in corporate finance, treasury, financial planning and analysis, international tax, and strategic planning. Prior to joining RYVYL, he was Chief Financial Officer and Corporate Secretary for WiSA Technologies, Inc. since 2019. He was also a partner with Hardesty LLC, a national executive services firm, through which he provided financial consulting services to public and private companies nationwide. As Interim Chief Financial Officer of SpineEx, Inc., a California-based medical equipment manufacturer, Mr. Oliva was responsible for managing the company’s financial, human resources and information technology departments. Prior to that, he served as Vice President of Finance of GameWorks, a family entertainment chain, where he developed a plan to restructure the company’s business in connection with an acquisition by a lender. He also served as controller for Eva Automation, an audio company, where he implemented purchase accounting in connection with a $180 million acquisition. Mr. Oliva began his career in auditing with Arthur Andersen & Co. He earned a degree in Business Administration from the University of California, Berkeley with a dual emphasis in Accounting and Finance.

“On behalf of our board and management team, I would like to welcome George to the position, and we are privileged to have someone of his caliber and financial skill set to serve as our CFO,” said Fredi Nisan, CEO of RYVYL. “I would like to thank Gene for his contribution in leading us to this inflection point, and welcome George’s capabilities in scaling public technology companies. His achievements as well as expertise in financial management of private and listed companies will make a significant contribution to the strategic operation and development of our company going forward.”

Oliva added, “I am excited to be appointed as CFO as we prepare RYVYL for the future in a rapidly evolving market. I look forward to working with Fredi, the senior leadership team, and our finance team as we continue to execute on our strategic and financial priorities focused on value-added growth and our commitments to all shareholders."

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS. in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:

Mark Schwalenberg

MZ Group - MZ North America

312-261-6430

RVYL@mzgroup.us

www.mzgroup.us